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EXHIBIT 99.1

            SERIES D PREFERRED STOCK RESTRICTION AGREEMENT AMENDMENT

         This Series D Preferred Stock Restriction Agreement Amendment (the "AMENDMENT"), dated as of January 12, 2005, by and between James LLC (the "SERIES D HOLDER") and Markland Technologies, Inc., a Florida Corporation (the "COMPANY"),

                                WITNESSETH THAT:

         WHEREAS the Series D Holder and the Company entered in to a Series D Preferred Stock Restriction Agreement (the "AGREEMENT") dated January 5, 2005; and

         WHEREAS the Series D Holder and the Company desire to amend the Agreement so that the Agreement will terminate and be of no further effect in the event that a closing of the transaction referenced in Item 7.01 of the Company's Current Report on Form 8-K filed on December 30, 2004 (File No. 000-28863), does not occur on or before February 28, 2005;

         NOW THEREFORE in consideration of the mutual covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Series D Holder and the Company, intending to be legally bound by this agreement, agree as follows:

         1. Section 4 of the Agreement, titled TERMINATION, shall be amended so it shall be and read in its entirety as follows:

         TERMINATION - This Agreement and the obligations of the parties under it will terminate (i) on such date as the Series D Holder no longer holds any shares of Series D Preferred Stock; or (ii) on February 28, 2005, in the event that a closing of the transaction referenced in Item
         7.01 of the Company's Current Report on Form 8-K filed on December 30, 2004 (File No. 000-28863), has not occurred on or before February 28, 2005.

         2. COUNTERPARTS - This Amendment may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and same document.

                           [SIGNATURE PAGE TO FOLLOW]




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IN WITNESS WHEREOF, each of the parties hereto has caused the Amendment as of the day and year first written above.


                                            JAMES LLC


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:



                                            MARKLAND TECHNOLOGIES, INC.



                                            By:
                                                --------------------------------
                                            Name:
                                            Title: